RESTATED CERTIFICATE OF INCORPORATION OF

                               SYNERGY BRANDS INC.


     We, the undersigned Mair Faibish and Mitchell Gerstein being respectively the Chief Executive Officer and the Secretary of Synergy Brands Inc., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

     1. The name of the Corporation is Synergy Brands Inc.

     2. The original Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on September 26, 1988 with the original name of the Corporation stated thereon as Delta Ventures Inc. which later changed its name to Krantor Corporation by amendment filed October 21, 1991.

     3. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Original Certificate of Incorporation by inclusion of Article TENTH which eliminates the Corporation being governed by Delaware General Corporation Law Section 203 AND Article FOURTH regarding liquidation preferences applying to all their capital stock of the Corporation in relation to that applied to the Class A Preferred Stock, such latter addition being more of a clarification regarding application of such other provisions.

     4. The text of the Certificate of Incorporation, as restated and integrated and as further amended hereby, is restated to read as herein set forth in full:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is SYNERGY BRANDS INC.

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, are as follows:

     To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated

     To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

     To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works, and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

     To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

     (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

     (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United states of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

     (c) franchises, licenses, grants, and concessions.

     To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and of any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers, and privileges in respect thereof, including the right to vote.

     To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or agency or instrumentality thereof.

     To acquire by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the state of Delaware; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

     To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

     To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization, or entity whatsoever.

     To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the state of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises, and income.

     To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking, or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

     To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the state of Delaware.

     To purchase, receive, take, reacquire, or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer, or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

     To organize, as an incorporator, or cause to be organized under the laws of the state of Delaware, or of any other state of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

     To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the state of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

     To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches, and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carryon any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the state Delaware, and to have and exercise all of the powers conferred by the laws of the state of Delaware upon corporations incorporated or organized under the General Corporation Law of the state of Delaware.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the state of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is sixty million (60,000,000). The 60,000,000 authorized shares shall be divided into 49,900,000 common shares, par value $.001 per share, 100,000 Class A Preferred Stock, par value $.001 per share and 10,000,000 Class B Preferred Stock, par value $.001 per share.

     The number of voting and other powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of the designated Class A Preferred Stock, par value $.001 per share of the Corporation are as follows unless and until such provisions shall be changed by further resolution of this corporation's Board of Directors as to any stock of the class remaining authorized but unissued:

                             Class A Preferred Stock

     1. Designation and Amount. There shall be a series of Preferred Stock designated as "Class A Preferred Stock" and the number of shares constituting such series of Class A Preferred Stock shall be 100,000.

     2. Par Value. The par value of each share of Class A Preferred Stock shall be $.001.

     3. Rank. All shares of Class A Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolut1on or winding up of the Corporation. whether voluntary or involuntary, to all of the Corporation's now or hereafter issued common stock, par value $.001 per share (the "Common Stock").

     4. Dividends. Class A Preferred Stock shall not be entitled to any dividends beyond those given to common stock.

     5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accumulated thereon to the date of final distribution to such holders whether or not declared, without interest, and a sum equal to $10.50 per share, before any payment shall be made or any assets distributed to the holders of Common Stock. All of the remaining net assets shall belong to and be distributed among the holders of the Common Stock and/or any other class or series of the Corporation's capital stock as may be provided in the corporation's Certificate of Incorporation and applicable law realizing thereof an applying whatever other priorities are therein provided. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

     6. Redemption at Option of the Corporation. The Corporation may, at its option, at any time redeem in whole, or from time to time in part, out of the earned funds of the Corporation, the Class A Preferred Stock on any date set by the Board of Directors, at $10.50 per share plus, in each case, an amount in cash equal to all dividends on the Class A Preferred Stock accrued and unpaid thereon whether or not declared, pro rata to the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price"). In case of the redemption of less than all of the then outstanding Class A Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Class A Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Class A Preferred Stock then outstanding shall have been paid for all past dividend periods.

     Not less than thirty (30) days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Class A Preferred Stock to be redeemed. addressed to such stockholder at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Class A Preferred Stock and that on and after the redemption date, dividends will cease to accumulate on such shares.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Class A Preferred Stock receives such notice and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Class A Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

     The shares of Class A Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

     7. Conversion. The shares of Class A Preferred Stock shall not be convertible at the option of the holder thereof.

     8. Voting Rights.

     a. General. Each holder of Class A Preferred Stock will have thirteen (13) votes on all matters for which the holders of Common Stock may vote for every one (1) share of Class A Preferred Stock held.

     b. Class Voting Rights. In addition to voting rights provided above, so long as the Class A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least one half (1/2) of all outstanding Class A Preferred Stock voting separately as a class,
(i) amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the By-laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Class A Preferred Stock, (ii) authorize or issue any additional class or ser1es of preferred stock or any security convertible into preferred stock, or (iii) effect any reclassification or additional issuance of the Class A Preferred Stock.

     9. Outstanding Shares. For purposes of this Certificate of Designation, all shares of Class A Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Class A Preferred Stock that have been so called for redemption under Section 6 hereof; and (ii) from the date of registration of transfer, all shares of Class A Preferred Stock held of record by the Corporation.

     10. Partial Payments. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Class A Preferred Stock, then such funds which are paid shall be applied to redeem such Class A Preferred Stock as the Corporation may designate by lot.

     11. Preemptive  Rights.  The Class A Preferred Stock is not entitled to any
preemptive  or  subscription   rights  in  respect  of  any  securities  of  the
Corporation.

     12. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                             Class B Preferred Stock

     10,000,000 shares of the stock authorized to be issued by this corporation as Class B Preferred Stock shall have the following provisions applicable there to, unless and until such provisions shall be changed by further resolution of this corporation's Board of Directors as to any stock of the class remaining authorized but unissued:

     The Class B Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

     a. The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

     b. The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

     c. The redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

     d. The  preference,  if any,  of shares of such  series in the event of any
voluntary  or  involuntary  liquidation,   dissolution  or  winding  up  of  the
Corporation;

     e. The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

     f. The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

     g. Any other relative rights, preferences and limitations of that series.

     Pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, the number of voting and other powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of 100,000 shares of the previously designated Class B Preferred stock. par value $.001 per share of the Corporation now to be designated Series A of Class B Preferred Stock are as follows:

                       Series A of Class B Preferred Stock

     1. Designation and Amount. There shall be a series of Class B Preferred Stock designated as "Series A of Class B Preferred Stock" and the number of shares constituting such series of Class B Preferred Stock shall be 100,000.

     2. Par Value. The par value of each such share of Series A of Class B Preferred Stock shall be $.001.

     3.Rank.All shares of Series A of Class B Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation. dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Class A Preferred Stock $.001 par value ("Class A Preferred Stock") and its common stock. par value $.001 per share (the "Common Stock").

     4. Dividends. The holders of Series A of Class B Preferred Stock shall be entitled to receive, out of the net profits of the Corporation, dividends at the annual rate of $.90 per share per annum payable monthly by the 15th day of the month and accruing until paid starting and assessed beginning the first full month following issuance. The amount of dividends payable shall be computed on the basis of a 360 day year of twelve 30 day months. The Common Stock is entitled to all remaining profits which the Board of Directors may determine to distribute to the holders of Common Stock as dividends, Class A Preferred Stock not being entitled to any dividends but only liquidation preferences where applicable, subject to any future designations regarding the remainder of the unissued Class B Preferred Stock.

     No dividends or other distributions, other than dividends payable solely in shares of Common Stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Series A of Class B Preferred Stock shall be declared, paid or set apart for payment on any shares of Common Stock and/or Class A Preferred Stock of the Corporation ranking junior as to dividends to Series A of Class B Preferred Stock unless and until all accrued and unpaid dividends of Series A of Class B Preferred Stock shall have been paid and/or set apart for payment.

     Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary.

     5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accumulated thereon to the date of final distribution to such holders which have not prior thereto been paid without interest, and a sum equal to $10.00 per share, before any payment shall be made or any assets distributed to the holders of Class A Preferred Stock and/or Common Stock, or any other class or series of the Corporation's capital stock. All of the remaining net assets shall belong to and be distributed among the holders of the Class A Preferred Stock and/or Common Stock in proportion to rights designated for each, subject to any future designations regarding the remainder of the unissued Class B Preferred Stock. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of. the Corporation.

     6. Redemption at Option of the Corporation. The Corporation may, at its option, at any time redeem in whole, or from time to time in part, out of the earned funds of the Corporation, the Series A of Class B Preferred Stock on any date set by the Board of Directors, at $10.00 per share plus, in each case, an amount in cash equal to all dividends on the Series A of Class B Preferred Stock accrued and unpaid thereon, pro rata to the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price").

     In case of the redemption of less than all of the then outstanding Series A of Class B Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series A of Class B Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series A of Class B Preferred Stock then outstanding shall have been paid for all past dividend periods.

     Not less than thirty (30) days prior to the redemption date notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A of Class B Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or p1aces of payment, that payment will be made upon presentation and surrender of the shares of the Series A of Class B Preferred Stock and that on and after the redemption date, dividends will cease to accumu1ate on such shares.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A of Class B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series A of Class B Preferred stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

     The shares of Series A of Class B Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

     7. Conversion. The shares of Series A of Class B Preferred Stock shall not be convertible at the option of the holder thereof.

     8. Voting Rights.

     a. General. The shares of Series A of Class B Preferred Stock shall not have any voting rights regarding any corporation business except that solely and directly affecting the existence and rights and obligations of such Series A of Class B Preferred Stock.

     b. Class Voting Rights. In addition to voting rights provided above, so long as the Series A of Class B Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least one half (1/2) of all outstanding Series A of Class B Preferred Stock voting separately as a class, amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights. preferences, qualifications, limitations or restrictions of the Series A of Class B Preferred Stock.

     9. Outstanding Shares. For purposes of this Certificate of Designation, all shares of the Series A of Class B Preferred Stock issued shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Series A of Class B Preferred Stock that have been so called for redemption under Section 6 hereof; and (ii) from the date of registration of transfer, all shares of the Series A of Class B Preferred Stock held of record by the Corporation.

     10. Partial Payments. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Series A of Class B Preferred Stock, then such funds which are paid shall be applied to redeem such Series A of Class B Preferred Stock as the Corporation may designate by lot.

     11. Preemptive Rights. The Series A of Class B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     12. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be val1d or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable jaw.

     To the extent not otherwise designated and until issued the shares of stock may be issued from time to time in one or more classes or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by the board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, designation or title.

     All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors pursuant to authority hereby vested in it.

     FIFTH: The corporation is to have perpetual existence.

     SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of
Section 109 of the General Corporation Law of the state of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     NINETH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH: As provided in Section 203 (b)(3) of the General Corporation Law of the State of Delaware, and in accord therewith the corporation elects not to be governed by such Section 203 effective as and when allowed as provided in such
Section 203.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

     The Restated and Amended Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL") by affirmative vote of a majority of the votes represented by outstanding stock entitled to vote thereon, given in accordance with the provisions of Section 228 of the GCL with respect to which action written notice has been given as provided in Section 228 of the GCL.

     In Witness Of said Corporation has caused this certificate to be signed by Mair Faibish, its Chief Executive Officer and by Mitchell Gerstein, its Secretary this day of , 2003.



                                                Synergy Brands Inc.



                                                By____________________
                                                 Mair Faibish, CEO


                                                By____________________
                                                Mitchell Gerstein
                                                Secretary

                                     EX-3.1